Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 5- Class A $7,966, Class B $870 and Class C $98.
Series 6- Class A $999, Class B $35 and Class C $3.
Series 7- Class A , B, C is zero.
Series 8- Class A $3,545, Class B $249 and Class C $35.


73A1/73A2-
Series 5- Class A $0.1940, Class B $0.1770 and Class C $0.1770.
Series 6- Class A $0.0056, Class B $0.0018 and Class C $0.0006.
Series 7- Class A, Class B and Class C is zero.
Series 8- Class A $0.2780, Class B $0.2450 and Class C $0.2440.

74U1/74U2-
Series 5- Class A 41,597, Class B 4,805, Class C 819
Series 6- Class A 175,296, Class B 19,585, Class C 3,151
Series 7- Class A 14,822, Class B 1,758, Class C 38
Series 8- Class A 12,715, Class B 991, Class C 150

74V1/74V2-
Series 5- Class A $4.91, Class B $4.85, Class C $4.87.
Series 6- Class A, Class B and Class C is zero
Series 7- Class A $10.17, Class B $9.33, Class C $9.33.
Series 8- Class A $9.01, Class B $8.96, Class C $8.99.